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                                                                   Exhibit 23(f)


                                   Rule 438 Consent

     The undersigned, a proposed director of U.S.B. Holding Co., Inc. ("USB") upon consummation of the proposed acquisition of Tappan Zee Financial, Inc. by USB, hereby consents to the inclusion of his name in the Registration Statement on Form S-4 in connection with his proposed appointment as a director of USB.

                                                  /s/ Kevin J. Plunkett
                                                  ------------------------
                                                  Kevin J. Plunkett
July 13, 1998